Exhibit 10(C)

TARGET RECEIVABLES CORPORATION,

Transferor

TARGET NATIONAL BANK,

Servicer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Trustee

on behalf of the Collateral Certificateholder

SERIES 2008-1 SUPPLEMENT

Dated as of May 19, 2008

to

AMENDED AND RESTATED
POOLING AND SERVICING AGREEMENT

Dated as of April 28, 2000,
as amended by Amendment No. 1, dated as of August 22, 2001

TARGET CREDIT CARD MASTER TRUST

Series 2008-1

ARTICLE V

DISTRIBUTIONS AND REPORTS TO SERIES 2008-1
CERTIFICATEHOLDER

Section 5.1	Distributions

Section 5.2	Reports and Statements to Collateral Certificateholder

ARTICLE VI

EARLY AMORTIZATION EVENTS

Section 6.1	Series 2008-1 Early Amortization Events

ARTICLE VII

OPTIONAL TERMINATION; SERIES TERMINATION

Section 7.1	Optional Termination

Section 7.2	Series 2008-1 Termination

Section 7.3	Special Reduction of the Invested Amount

ARTICLE VIII

FINAL DISTRIBUTION

Section 8.1	Sale of Receivables or Collateral Certificateholder’s Interest pursuant to Section 2.6 or 10.1 of the Agreement and Section 7.1 or 7.2 of this Series Supplement

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1	Legend on Collateral Certificate

Section 9.2	Ratification of Agreement

Section 9.3	Counterparts

Section 9.4	Transfer of the Collateral Certificate

Section 9.5	Jurisdiction; Service

Section 9.6	GOVERNING LAW

Section 9.7	Article 8

Section 9.8	No Petition

Section 9.9	Instructions in Writing

Section 9.10	Adjustments

Section 9.11	Eligible Investments

EXHIBITS

Form of Collateral Certificate
Form of Monthly Collateral Certificateholder’s Statement
Form of Monthly Servicer’s Certificate
Form of Transferee Representation Letter
Adjustment Payment Schedule

SERIES 2008-1 SUPPLEMENT, dated as of May 19, 2008 (this “Series Supplement”) by and among TARGET RECEIVABLES CORPORATION, a corporation organized and existing under the laws of the State of Minnesota, as Transferor (the “Transferor”), TARGET NATIONAL BANK, a national banking association organized and existing under the laws of the United States, as Servicer (“Target National Bank” or the “Servicer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as trustee (together with its successors in trust thereunder as provided in the Agreement referred to below, the “Trustee”) on behalf of the Certificateholders of the Target Credit Card Master Trust (the “Trust”) under the Amended and Restated Pooling and Servicing Agreement, dated as of April 28, 2000, as amended by Amendment No. 1, dated as of August 22, 2001 (as amended, supplemented or otherwise modified, as amended, the “Agreement”) by and among the Transferor, the Servicer and the Trustee.

WHEREAS, Section 6.3 of the Agreement provides, among other things, that the Transferor and the Trustee may at any time and from time to time enter into a supplement to the Agreement for the purpose of authorizing the issuance by the Transferor, for execution and redelivery to the Trustee for authentication, of one or more Series of Certificates;

WHEREAS, pursuant to this Series Supplement, the Transferor and the Trustee shall create a new Series of Investor Certificates and shall specify the Principal Terms thereof; and

WHEREAS, on the Closing Date, the Investor Certificates created hereunder will be deposited by the Transferor in Target Credit Card Owner Trust 2008-1 (the “Owner Trust”) and pledged by the Owner Trust to an indenture trustee to secure the $3,825,000,000 Floating Rate Asset-Backed Notes to be issued by the Owner Trust pursuant to the Indenture (as defined herein).

ARTICLE I

CREATION OF THE COLLATERAL CERTIFICATE

Section 1.1             Designation.

There is hereby created a Series of Investor Certificates to be issued pursuant to the Agreement and this Series Supplement to be known generally as the “Series 2008-1 Certificates.”  The Series 2008-1 Certificates shall be issued in a single class evidenced by a single certificate and designated generally as the Series 2008-1 Collateral Certificate (the “Collateral Certificate”).  Series 2008-1 shall not be a Principal Sharing Series and shall not be entitled to share Excess Finance Charge Collections with other Series.

Section 1.2             Delivery of and Payment for the Collateral Certificate.

The Transferor shall execute and deliver the Collateral Certificate to the Trustee for authentication in accordance with Section 6.1 of the Agreement.  The Trustee shall deliver the Collateral Certificate to or upon the order of the Transferor when authenticated in accordance with Section 6.2 of the Agreement.  The Collateral Certificate will be deposited by the

Transferor into the Owner Trust and pledged by the Owner Trust to an indenture trustee to secure the Notes.

Section 1.3             Form of Delivery of the Collateral Certificate.

The Collateral Certificate shall be delivered as a Registered Certificate as provided in Section 6.1 of the Agreement and shall be a Definitive Certificate as provided in Section 6.12 of the Agreement.  The Collateral Certificate shall be substantially in the form of Exhibit A hereto.

ARTICLE II

DEFINITIONS

Section 2.1             Definitions.

In the event that any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Agreement, the terms and provisions of this Series Supplement shall govern with respect to the Collateral Certificate.  All Articles, Sections, subsections and Exhibits references herein shall mean Articles, Sections, subsections and Exhibits of this Series Supplement except as otherwise provided herein.  All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.  Each capitalized term defined herein shall relate only to the Collateral Certificate and to no other Series of Certificates issued by the Trust.  Certain terms used herein are defined by reference to the Indenture.  If the Indenture should terminate prior to the termination of this Series Supplement, then each term defined herein by reference to the Indenture shall be deemed a reference to such term as defined in the Indenture immediately prior to the termination thereof and shall have the same force and effect as if fully set forth herein, notwithstanding the termination of the Indenture.

“Accreted Note Value” shall have the meaning specified in the Note Purchase Agreement.

“Additional Interest” shall have the meaning specified in Section 4.3.

“Additional Notes” shall have the meaning specified in the Indenture.

“Adjustment Payment” shall mean any payment the Transferor is required to make into the Special Funding Account pursuant to subsection 3.9(a) of the Agreement.

“Adjustment Payment Shortfall Reinstatement” shall mean, for any date of determination following a Distribution Date on which the Invested Amount has been reduced by the Series 2008-1 Allocation Percentage of unpaid Adjustment Payments required to be made by the Transferor when the Transferor Amount had been reduced to zero, an amount equal to the lesser of (a) the aggregate amount of such reductions minus the aggregate amount of any reimbursement of such reductions pursuant to subsection 4.6(a)(iii) on any prior Distribution Date and (b) the Transferor Amount on such date of determination.

“Adjustment Percentage” shall mean, with respect to any Distribution Date, the percentage specified for such Distribution Date on Exhibit E.

“Amortization Period Commencement Date” shall mean the earlier of (a) May 5, 2013 and (b) an Early Amortization Commencement Date.

“Available Series 2008-1 Finance Charge Collections” shall have the meaning specified in subsection 4.6(a).

“Available Series 2008-1 Principal Collections” shall mean, with respect to any Distribution Date, the sum of (a) the Principal Allocation Percentage of Collections of Principal Receivables collected during the preceding Monthly Period and (b) the sum of the amounts designated to be treated as Available Series 2008-1 Principal Collections pursuant to subsections 4.6(a)(ii) and (iii) with respect to such Distribution Date.

“Business Day” shall (a) for the purpose of determining LIBOR, have the meaning provided in the Agreement; provided, however, that for such purpose, a Business Day shall not include any day on which banking institutions in London, England, trading in United States dollar deposits in the London interbank market, are authorized or obligated by law or executive order to be closed and (b) for all other purposes, have the meaning provided in the Agreement.

“Cap Test Percentage” shall have the meaning specified in the Note Purchase Agreement.

“Cap Trigger” shall have the meaning specified in the Note Purchase Agreement.

“Carryover Interest” shall mean, with respect to any Distribution Date, (a) any Monthly Interest due but not paid to the Collateral Certificateholder on any previous Distribution Date plus (b) any Additional Interest due with respect to such Distribution Date.

“Closing Date” shall mean May 19, 2008.

“Collateral Certificate” shall have the meaning specified in Section 1.1.

“Collateral Certificate Addition Date” shall have the meaning specified in subsection 4.8(a).

“Collateral Certificate Additional Amount” shall have the meaning specified in subsection 4.8(a).

“Collateral Certificateholder” shall mean the holder of record of the Collateral Certificate.

“Collateral Certificateholder’s Interest” shall have the meaning specified in Section 4.1.

“Distribution Date” shall mean June 25, 2008, and the 25th day of each month thereafter, or if such day is not a Business Day, the next succeeding Business Day.

“Early Amortization Commencement Date” shall mean the Business Day immediately following the date on which an Early Amortization Event or a Series 2008-1 Early Amortization Event occurs or is deemed to have occurred.

“Early Amortization Event” shall mean any of the events specified in Section 9.1 of the Agreement.

“Early Amortization Period” shall mean the period beginning on an Early Amortization Commencement Date and ending on the Series 2008-1 Termination Date.

“Event of Default” shall have the meaning specified in the Indenture.

“Floating Allocation Percentage” shall mean, with respect to any Monthly Period, the percentage equivalent of a fraction the numerator of which equals the Invested Amount as of the end of the last day of the immediately preceding Monthly Period, or in the case of the first Monthly Period, the Closing Date, and the denominator of which is the sum of (a) the Principal Receivables plus (b) any amount on deposit in the Special Funding Account, in each case as of the end of the last day of the Monthly Period used to determine the numerator, or in the case of the first Monthly Period, the Closing Date; provided that such calculations are subject to adjustment upon the direction of the Transferor, in accordance with subsection 2.9(g) of the Agreement, to give effect to additions of Additional Accounts.

“Indenture” shall mean that certain indenture, dated as of May 19, 2008, by and between the Owner Trust and Wells Fargo Bank, National Association, as indenture trustee.

“Initial Invested Amount” shall mean $3,825,000,000.

“Interest Accrual Period” shall mean, with respect to any Distribution Date, the period from and including the preceding Distribution Date to but excluding such Distribution Date; provided, however, that the initial Interest Accrual Period shall begin on and include the Closing Date and end on but exclude the first Distribution Date.

“Interest Rate” shall have the meaning specified in the Indenture.

“Invested Amount” shall mean, for any date of determination, an amount equal to the sum of (a) the Initial Invested Amount, plus (b) the sum of the aggregate amounts allocated with respect to the reimbursement of Investor Charge-Offs and available on all prior Distribution Dates pursuant to subsection 4.6(a)(iii), plus (c) the sum of the aggregate Adjustment Payment Shortfall Reinstatements on all prior dates of determination, plus (d) the aggregate amount of any increases in the principal amount of the Collateral Certificate after the Closing Date pursuant to Section 4.8, including the principal balance of any Note Purchaser Note Repurchase pursuant to subsection 17(b) of the Note Purchase Agreement, minus (e) the aggregate amount of principal payments made to the Collateral Certificateholder prior to such date, minus (f) the aggregate amount of Investor Charge-Offs for all prior Distribution Dates, minus (g) the Principal Payment Adjustment for such date or any prior date, and minus (h) the aggregate amount of any reductions in the Invested Amount as a result of the purchase by the Transferor for cancellation of a portion of the Notes pursuant to Section 7.3, including the principal balance of any Transferor Note Repurchase pursuant to subsection 17(a) of the Note Purchase Agreement.

“Investor Charge-Off” shall mean, with respect to any Distribution Date, the aggregate amount of any reduction in the Invested Amount pursuant to Section 4.7.

“Investor Defaulted Amount” shall mean, with respect to any Monthly Period, an amount equal to the product of the Defaulted Amount and the Floating Allocation Percentage with respect to such Monthly Period.

“Investor Percentage” shall mean, with respect to Principal Receivables, the Principal Allocation Percentage and, with respect to Finance Charge Receivables and the Defaulted Amount, the Floating Allocation Percentage.

“Legal Maturity Date” shall mean the May 25, 2016 Distribution Date.

“LIBOR” shall have the meaning specified in the Indenture.

“LIBOR Determination Date” shall have the meaning specified in the Indenture.

“Loyalty, Rewards and TCOE Fee” shall mean, with respect to any Monthly Period, the direct cost or related accrual of loyalty, reward and TCOE benefits provided to or on behalf of cardholders for such Monthly Period; for the avoidance of doubt, the Loyalty, Rewards and TCOE Fee does not include the marketing or operational expenses related to the programs.

“Loyalty, Rewards and TCOE Fee Rate Cap” shall mean 2.50%.

“Monthly Interest” shall have the meaning specified in Section 4.3.

“Monthly Interest Shortfall” shall have the meaning specified in Section 4.3.

“Monthly Loyalty, Rewards and TCOE Fee” shall have the meaning specified in Section 3.3.

“Monthly Period” shall mean, with respect to each Determination Date and its related Distribution Date, the immediately preceding fiscal month of the Transferor; provided that the first Monthly Period shall begin on the first day of the fiscal month of the Transferor during which the Closing Date occurs and end on the last day of the fiscal month of the Transferor during which the Closing Date occurs.

“Monthly Program Fee” shall have the meaning specified in Section 3.2.

“Monthly Servicing Fee” shall have the meaning specified in Section 3.1.

“Note” shall have the meaning specified in the Indenture.

“Note Initial Principal Balance” shall have the meaning specified in the Indenture.

“Note Principal Balance” shall have the meaning specified in the Indenture.

“Note Purchase Agreement” shall mean that certain note purchase agreement, dated as of May 5, 2008, by and among Target, the Transferor, as seller, BOTAC, Inc., as note purchaser, and Chase Bank USA, National Association.

“Note Purchase Agreement Early Amortization Event” shall mean the events specified in subsections 2(h), 5(b), 9(c) and 17(a) of the Note Purchase Agreement.

“Note Purchaser Note Repurchase” shall have the meaning specified in the Note Purchase Agreement.

“Noteholder” shall have the meaning specified in the Indenture.

“Owner Trust” shall have the meaning specified in the recitals.

“Percentage Allocation” shall have the meaning specified in subsection 4.2(b)(i)(y).

“Principal Allocation Percentage” shall mean, with respect to any Monthly Period, the percentage equivalent of a fraction the numerator of which equals (a) during the Revolving Period, the Invested Amount at the end of the last day of the immediately preceding Monthly Period, or in the case of the first Monthly Period, the Closing Date, and (b) during an Amortization Period, the Invested Amount at the end of the last day of the Revolving Period, and the denominator of which equals the greater of (1) the sum of (x) the Principal Receivables plus (y) the principal amount on deposit in the Special Funding Account each as of the end of the last day of the immediately preceding Monthly Period, or in the case of the first Monthly Period, the Closing Date and (2) the sum of the numerators used to calculate the principal allocation percentages for all Series and Participations outstanding as of the date as to which such determination is made; provided, further, that such calculations are subject to adjustment upon the direction of the Transferor, in accordance with subsection 2.9(g) of the Agreement, to give effect to additions of Additional Accounts.

“Principal Payment Adjustment” shall mean (i) with respect to the Distribution Date that is the first Special Payment Date, an amount equal to the product of (x) the Adjustment Percentage for such Distribution Date and (y) the Note Initial Principal Balance, plus the amount of any increase in the Invested Amount pursuant to clause (d) of the definition of Invested Amount as a result of a Note Purchaser Note Repurchase, minus the amount of any decrease in the Invested Amount pursuant to clause (h) of the definition of Invested Amount as a result of a Transferor Note Repurchase and (ii) with respect to all other Distribution Dates and Special Payment Dates, zero.

“Principal Shortfall” shall mean, with respect to any Distribution Date during the Amortization Period, (x) for Series 2008-1, the Invested Amount after the application of Collections of Principal Receivables on such Distribution Date or (y) for any other Series, the amounts specified as such in the Supplement for such other Series.

“Program Fee” shall mean the compensation to Target Corporation for its account origination, marketing and program management activities.

“Program Fee Rate” shall mean 3.00% per annum.

“Rating Agency” shall have the meaning specified in the Agreement.

“Rating Agency Condition” shall have the meaning specified in the Agreement; provided, that (i) if and for so long as there are more than $0 but less than $500,000,000 of outstanding securities issued by the Trust or a related owner trust that are rated by a nationally recognized statistical rating agency, satisfaction of the Rating Agency Condition shall also mean receipt of consent to the particular action from BOTAC, Inc. for so long as all Notes are held by BOTAC, Inc. or an Affiliate that is a wholly owned subsidiary of Chase Bank USA, National Association or JPMorgan Chase & Co. (which consent shall not be unreasonably withheld) or (ii) if there are no outstanding securities issued by the Trust or a related owner trust that are rated by a nationally recognized statistical rating agency, satisfaction of the Rating Agency Condition shall only mean receipt of consent to the particular action from BOTAC, Inc. for so long as all Notes are held by BOTAC, Inc. or an Affiliate that is a wholly owned subsidiary of Chase Bank USA, National Association or JPMorgan Chase & Co. (which consent shall not be unreasonably withheld).

“Reassignment Amount” shall mean, with respect to any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (i) the Invested Amount on such Distribution Date plus (ii) the Monthly Interest for such Distribution Date and the Carryover Interest, if any, for such Distribution Date.

“Record Date” shall mean, with respect to any Distribution Date, the last Business Day of the calendar month preceding the month in which such Distribution Date occurs.

“Reference Banks” shall mean four major banks in the London interbank market selected by the Servicer.

“Required Retained Transferor’s Percentage” shall mean 2%; provided, however, that such percentage may be adjusted from time to time upon written notice from the Transferor to the Trustee and such action shall not, as evidenced by a Tax Opinion, cause the Trust to be characterized for Federal income tax purposes as an association or publicly traded partnership taxable as a corporation or otherwise have any material adverse effect on the Federal income taxation of any outstanding Series of Certificates or any Certificate Owner.

“Revolving Period” shall mean the period from and including the Closing Date to, but not including, the Amortization Period Commencement Date.

“Series Invested Amount” shall mean, for Series 2008-1, for any date of determination, an amount equal to the Invested Amount as of such date.

“Series 2005-1” shall mean the Series of the Target Credit Card Master Trust represented by the Series 2005-1 Certificates.

“Series 2005-1 Certificates” shall have the meaning specified in Section 1.1 of the Series 2005-1 Supplement.

“Series 2005-1 Supplement” shall mean the Series 2005-1 Supplement, dated as of November 9, 2005, by and among the Transferor, the Servicer and the Trustee.

“Series 2005-1 Principal Shortfall” shall mean the “Principal Shortfall” for Series 2005-1 as defined and specified in the Series 2005-1 Supplement.

“Series 2008-1” shall mean the Series of the Target Credit Card Master Trust represented by the Collateral Certificate.

“Series 2008-1 Allocation Percentage” shall mean, on any date of determination, the percentage equivalent of a fraction the numerator of which is the Invested Amount and the denominator of which is the sum of the invested amounts (or adjusted invested amounts, as applicable) of all then outstanding Series.

“Series 2008-1 Certificates” shall have the meaning specified in Section 1.1.

“Series 2008-1 Early Amortization Event” shall have the meaning specified in Section 6.1.

“Series 2008-1 Principal” shall have the meaning specified in Section 4.4.

“Series 2008-1 Termination Date” shall mean the earlier to occur of (i) the date on which the Invested Amount is reduced to zero, and (ii) the Legal Maturity Date.

“Servicing Fee Rate” shall mean 2.00% per annum.

“Special Payment Date” shall mean each Distribution Date following the Monthly Period in which an Early Amortization Commencement Date occurs.

“Special Shared Principal Collections” shall have the meaning specified in Section 4.5.

“Target” shall mean Target Corporation, a Minnesota corporation.

“Targeted Holder” shall mean each holder of (i) a right to receive interest or principal with respect to the Collateral Certificate, (ii) any interest in the Trust with respect to which an Opinion of Counsel has not been rendered to the effect that such interest will be treated as debt for federal income tax purposes, and (iii) a right to receive any amount in respect of the Transferor’s Interest; provided that any Person holding more than one right or interest each of which would cause such Person to be a Targeted Holder shall be treated as a single Targeted Holder.

“TCOE” shall mean the Take Charge of Education program.

“Transferor Note Repurchase” shall have the meaning specified in the Note Purchase Agreement.

“Transferor Retained Certificates” shall mean Investor Certificates of any Series, which the Transferor retains or any interest in a trust or other entity that holds Investor Certificates, that is retained by the Transferor, but only to the extent that and for so long as the Transferor is the Holder of such Certificates or interest in a trust that holds Investor Certificates.

ARTICLE III

SERVICER COMPENSATION, PROGRAM FEE AND LOYALTY, REWARDS AND TCOE FEE

Section 3.1             Servicer Compensation.

The share of the Servicing Fee allocable to the Collateral Certificateholder with respect to any Distribution Date shall be equal to the product of (a) a fraction, the numerator of which is the number of weeks in the related Monthly Period and the denominator of which is the number of weeks in the related fiscal year of the Transferor, (b) the Servicing Fee Rate and (c) (i) the Invested Amount at the end of the last day of the Monthly Period second preceding such Distribution Date, minus (ii) the product of the amount, if any, on deposit in the Special Funding Account at the end of the last day of the Monthly Period second preceding such Distribution Date and the Floating Allocation Percentage with respect to the Monthly Period related to such Distribution Date (this amount, together with any such amounts unpaid from prior Distribution Dates, the “Monthly Servicing Fee”); provided, however, that with respect to the first Distribution Date, the Monthly Servicing Fee shall be $2,732,143.  The remainder of the Servicing Fee for each Distribution Date shall be paid from amounts allocable to the Holder of the Transferor Certificate, holders of Participations or the Certificateholders of other Series (as provided in the related Supplements) and in no event shall the Trust, the Trustee or the Collateral Certificateholder be liable for the share of the Servicing Fee to be paid from amounts allocable to the Holder of the Transferor Certificate, holders of Participations or the Certificateholders of any other Series.  The Monthly Servicing Fee shall be payable to the Servicer on any Distribution Date solely to the extent amounts are available for distribution in respect thereof pursuant to subsection 4.6(a)(i).

Section 3.2             Program Fee.

The share of the Program Fee allocable to the Collateral Certificateholder with respect to any Distribution Date shall be equal to the product of (a) a fraction, the numerator of which is the number of weeks in the related Monthly Period and the denominator of which is the number of weeks in the related fiscal year of the Transferor, (b) the Program Fee Rate and (c) (i) the Invested Amount at the end of the last day of the Monthly Period second preceding such Distribution Date, minus (ii) the product of the amount, if any, on deposit in the Special Funding Account at the end of the last day of the Monthly Period second preceding such Distribution Date and the Floating Allocation Percentage with respect to the Monthly Period related to such Distribution Date (this amount, together with any such amounts unpaid from prior Distribution Dates, the “Monthly Program Fee”); provided, however, that with respect to the first Distribution Date, the Monthly Program Fee shall be $4,098,214.  The Monthly Program Fee shall be payable to the Target Corporation on any Distribution Date solely to the extent amounts are available for distribution in respect thereof pursuant to subsection 4.6(a)(iv).

Section 3.3             Loyalty, Rewards and TCOE Fee.

The share of the Loyalty, Rewards and TCOE Fee allocable to the Collateral Certificateholder with respect to any Distribution Date shall be equal to the lesser of (1) the product of (a) a fraction, the numerator of which is the number of weeks in the related Monthly Period and the denominator of which is the number of weeks in the related fiscal year of the Transferor, (b) the Loyalty, Rewards and TCOE Fee Rate Cap and (c) (i) the Invested Amount at the end of the last day of the Monthly Period second preceding such Distribution Date, minus (ii) the product of the amount, if any, on deposit in the Special Funding Account at the end of the last day of the Monthly Period second preceding such Distribution Date and the Floating Allocation Percentage with respect to the Monthly Period related to such Distribution Date and (2) the product of (a) a fraction the numerator of which is (i) the Invested Amount minus (ii) the product of the amount, if any, on deposit in the Special Funding Account at the end of the last day of the Monthly Period second preceding such Distribution Date and the Floating Allocation Percentage with respect to the Monthly Period related to such Distribution Date and the denominator of which is the Principal Receivables, both as of the end of the last day of the Monthly Period second preceding such Distribution Date and (b) the Loyalty, Rewards and TCOE Fee for the Monthly Period immediately preceding such Distribution Date (this amount, together with any such amounts unpaid from prior Distribution Dates, the “Monthly Loyalty, Rewards and TCOE Fee”); provided, however, that with respect to the first Distribution Date, the Monthly Loyalty, Rewards and TCOE Fee shall be $2,302,759.  The Monthly Loyalty, Rewards and TCOE Fee shall be payable to Target Corporation on any Distribution Date solely to the extent amounts are available for distribution in respect thereof pursuant to subsection 4.6(a)(v).

ARTICLE IV

RIGHTS OF THE COLLATERAL CERTIFICATEHOLDER AND

ALLOCATION AND APPLICATION OF COLLECTIONS

Section 4.1             Rights of the Collateral Certificateholder.

The Collateral Certificate shall represent an undivided interest in the Trust (the “Collateral Certificateholder’s Interest”), consisting of the right to receive, to the extent necessary to make the required payments with respect to such Collateral Certificate at the times and in the amounts specified in this Series Supplement, (a) the Floating Allocation Percentage and the Principal Allocation Percentage (as applicable from time to time) of Collections and (b) funds on deposit in the Special Funding Account and distributable to the Collateral Certificate pursuant to Section 4.2 of the Agreement.  The Investor Certificates of Series 2008-1 shall not be subordinated to any other Series.

Section 4.2             Collections and Allocations; Payments on Transferor Certificate.

(a)        Collections.  The Servicer shall apply or shall instruct the Trustee to apply all funds on deposit in the Collection Account and the Special Funding Account allocable to the Collateral Certificate as described in this Article IV and Article IV of the Agreement.

(b)        Allocations.  The Servicer shall apply, or shall instruct the Trustee to apply, all Collections and other funds that are allocated to the Collateral Certificate as follows:

(i)    Daily Allocations During the Revolving Period.  During the Revolving Period, if the conditions specified in the last sentence of subsection 4.3(a) of the Agreement are no longer satisfied, the Servicer shall, prior to the close of business on any Date of Processing, allocate the following amounts as set forth below:

(x)  Allocate to the Collateral Certificateholder and deposit in the Collection Account no later than the second Business Day following the Date of Processing an amount equal to the product of (A) the Floating Allocation Percentage with respect to the current Monthly Period and (B) the aggregate amount of Collections of Finance Charge Receivables on such Date of Processing; provided, however, that, with respect to each Monthly Period, such amount shall only be deposited until such time as the amount of Collections of Finance Charge Receivables allocable to Series 2008-1 deposited in the Collection Account equals the amount of Monthly Interest, Carryover Interest, if any, and, at any time that Target National Bank is not the Servicer, the Monthly Servicing Fee, in each case due on the Distribution Date in the following Monthly Period.

(y) Allocate to the Collateral Certificateholder and deposit in the Collection Account no later than the second Business Day following the Date of Processing an amount equal to the product of (I) the Principal Allocation Percentage with respect to the current Monthly Period and (II) the aggregate amount of Collections of Principal Receivables on such Date of Processing (for any such date, a “Percentage Allocation”); provided, however, that with respect to each Monthly Period, such amount shall only be deposited if Series 2005-1 is outstanding and in its Accumulation Period, and only until such time as the amount of Collections of Principal Receivables allocable to Series 2008-1 deposited in the Collection Account equals the amount necessary to be applied as Special Shared Principal Collections for the benefit of Series 2005-1 on the Distribution Date in the following Monthly Period.

Any amount of Collections of Principal Receivables on deposit in the Collection Account over the amount required to be retained in the Collection Account and the remainder of the Percentage Allocation on that Date of Processing shall be paid to the Holder of the Transferor Certificate only if on such Date of Processing the Transferor Amount (excluding the interest represented by any Supplemental Certificate) is greater than the Required Retained Transferor Amount (after giving effect to all Receivables transferred to the Trust on such day) and otherwise shall be deposited in the Special Funding Account.

(ii)   Daily Allocations During the Scheduled Amortization Period.  During the Amortization Period but exclusive of the Early Amortization Period, if the conditions specified in the last sentence of subsection 4.3(a) of the Agreement are not satisfied, the Servicer shall, prior to the close of business on any Date of Processing, allocate the following amounts as set forth below:

(x)  Allocate to the Collateral Certificateholder and deposit in the Collection Account no later than the second Business Day following the Date of

Processing an amount equal to the product of (A) the Floating Allocation Percentage with respect to the current Monthly Period and (B) the aggregate amount of Collections of Finance Charge Receivables on such Date of Processing; provided, however, that, with respect to each Monthly Period, such amount shall only be deposited until such time as the amount of Collections of Finance Charge Receivables allocable to Series 2008-1 on deposit in the Collection Account equals the amount of Monthly Interest, Carryover Interest, if any, and, at any time that Target National Bank is not the Servicer, the Monthly Servicing Fee, in each case due on the Distribution Date in the following Monthly Period.

(y)  Allocate to the Collateral Certificateholder and deposit in the Collection Account no later than the second Business Day following the Date of Processing an amount equal to the Percentage Allocation; provided, however, that after the date on which an amount of such Collections equal to the Invested Amount has been deposited into the Collection Account and allocated to the Collateral Certificateholder, any excess of the amount determined in accordance with this subparagraph (y) shall be paid to the Holder of the Transferor Certificate only if on such Date of Processing the Transferor Amount (excluding the interest represented by any Supplemental Certificate) is greater than the Required Retained Transferor Amount (after giving effect to all Principal Receivables transferred to the Trust on such day) and otherwise shall be deposited in the Special Funding Account.

(iii)  Daily Allocations During the Early Amortization Period.  During the Early Amortization Period, if the conditions specified in the last sentence of subsection 4.3(a) of the Agreement are not satisfied, the Servicer shall, prior to the close of business on any Date of Processing, allocate the following amounts as set forth below:

(x)  Allocate to the Collateral Certificateholder and deposit in the Collection Account no later than the second Business Day following the Date of Processing an amount equal to the product of (A) the Floating Allocation Percentage with respect to the current Monthly Period and (B) the aggregate amount of Collections of Finance Charge Receivables on such Date of Processing.

(y)  Allocate to the Collateral Certificateholder and deposit in the Collection Account no later than the second Business Day following the Date of Processing an amount equal to the Percentage Allocation; provided, however, that after the date on which an amount of such Collections equal to the Invested Amount plus the amount necessary to be applied as Special Shared Principal Collections for the benefit of Series 2005-1 on the Distribution Date in the following Monthly Period has been deposited into the Collection Account and allocated to the Collateral Certificateholder, any excess of the amount determined in accordance with this subparagraph (y) shall be paid to the Holder of the Transferor Certificate only if on such Date of Processing the Transferor Amount (excluding the interest represented by any Supplemental Certificate) is greater than the Required Retained Transferor Amount (after giving effect to all Principal Receivables transferred to the Trust on such day) and otherwise shall be deposited in the Special Funding Account.

(iv)  Monthly Allocations.  At all times, the Servicer shall, prior to the close of business on any Transfer Date, allocate to the Collateral Certificateholder and deposit in the Collection Account an amount equal to the sum of (I) (A) the lesser of (1) the product of (x) the Floating Allocation Percentage with respect to the preceding Monthly Period and (y) the aggregate amount of Collections of Finance Charge Receivables for the preceding Monthly Period and (2) the aggregate of (a) the amounts described pursuant to subclause (y) of each of clauses (i) through (vi) of subsection 4.6(a) with respect to the related Distribution Date and (b) the amount described in subsection 4.6(a)(vii) with respect to the related Distribution Date, less (B) the daily amounts deposited in the Collection Account during the preceding Monthly Period pursuant to subsections 4.2(b)(i)(x), 4.2(b)(ii)(x) and 4.2(b)(iii)(x), if any, (II) (A) the lesser of (1) the product of (a) the Principal Allocation Percentage with respect to the preceding Monthly Period and (b) the aggregate amount of Collections of Principal Receivables for the preceding Monthly Period and (2) (x) for each Monthly Period during the Revolving Period, zero, and (y) for each Monthly Period during the Amortization Period, the Invested Amount, less (B) the daily amounts deposited in the Collection Account during the preceding Monthly Period pursuant to subsections 4.2(b)(i)(y), 4.2(b)(ii)(y) and 4.2(b)(iii)(y), and (III) an amount equal to (A) the amount of Special Shared Principal Collections to be applied for the benefit of Series 2005-1 from amounts that were originally allocated to Series 2008-1, not to exceed (a) during the Revolving Period, the Principal Allocation Percentage of Collections of Principal Receivables for the preceding Monthly Period or (b) during the Early Amortization Period, the Principal Allocation Percentage of Collections of Principal Receivables for the preceding Monthly Period less the amount thereof applied to pay Series 2008-1 Principal on the related Distribution Date, less (B) the daily amounts deposited in the Collection Account during the preceding Monthly Period pursuant to subsections 4.2(b)(i) and 4.2(b)(iii) with respect to the Revolving Period and the Early Amortization Period, respectively, if any.

Notwithstanding the foregoing or any other provision of this Series Supplement, in accordance with subsection 4.3(c) of the Agreement and subsection 5.1(e), the Servicer need not deposit in the Collection Account any amounts payable to Target Receivables Corporation or Target, in any capacity, pursuant to this Series Supplement or the Indenture.

(c)        The allocations to be made pursuant to this Section 4.2 also apply to deposits into the Collection Account that are treated as Collections (including adjustment payments made in accordance with Section 3.9 of the Agreement), payment of the reassignment price pursuant to subsection 2.5(b) of the Agreement and proceeds from the sale, disposition or liquidation of the Receivables pursuant to Section 2.6, 10.1, or 12.2 of the Agreement and

Section 8.1.  Such deposits to be treated as Collections will be allocated as Finance Charge Receivables or Principal Receivables as provided in the Agreement.

Section 4.3             Determination of Monthly Interest.

On the Determination Date preceding each Distribution Date, the Servicer shall determine an amount of monthly interest (the “Monthly Interest”) with respect to such Distribution Date equal to the product of (i) the Interest Rate for the related Interest Accrual Period, (ii) the Note Principal Balance at the end of the last day of the related Monthly Period, and (iii) a fraction the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 360; provided, however, that with respect to the first Distribution Date after the Closing Date the Monthly Interest shall be an amount equal to $12,373,609.

On the Determination Date preceding each Distribution Date, the Servicer shall determine an amount (the “Monthly Interest Shortfall”) equal to the excess, if any, of (x) the Monthly Interest for the Interest Accrual Period applicable to such Distribution Date over (y) the amount available to be paid to the Collateral Certificateholder in respect of interest on such Distribution Date.  If there is a Monthly Interest Shortfall with respect to any Distribution Date, an additional amount (“Additional Interest”) shall be payable as provided herein with respect to the Collateral Certificate on each Distribution Date following such Distribution Date, to and including the Distribution Date on which such Monthly Interest Shortfall is paid to the Collateral Certificateholder, equal to the product of (i) the Interest Rate, (ii) such Monthly Interest Shortfall remaining unpaid, and (iii) a fraction the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 360.  Notwithstanding anything to the contrary herein, Additional Interest shall be payable or distributed to the Collateral Certificateholder only to the extent permitted by applicable law.

Section 4.4             Determination of Principal Amounts.  The amount of principal (the “Series 2008-1 Principal”) distributable from the Collection Account with respect to the Collateral Certificate on each Distribution Date with respect to the Amortization Period shall be equal to an amount calculated as follows:  the sum of (a) the Available Series 2008-1 Principal Collections with respect to such Distribution Date plus (b) any amount on deposit in the Special Funding Account that is distributable to the Collateral Certificateholder pursuant to subsection 4.6(d) with respect to the preceding Monthly Period; provided, however, that with respect to any Distribution Date, Series 2008-1 Principal may not exceed the Invested Amount.

Section 4.5             Special Shared Principal Collections.

If Series 2005-1 is outstanding and in its Accumulation Period, the Servicer shall allocate Collections of Principal Receivables initially allocated to Series 2008-1 to be treated as Shared Principal Collections under the Series 2005-1 Supplement solely for the benefit of Series 2005-1 (“Special Shared Principal Collections”) in an amount, with respect to any Distribution Date, equal to the lesser of (x) the Principal Allocation Percentage of Collections of Principal Receivables for the preceding Monthly Period less the amount thereof applied to pay Series 2008-1 Principal on the related Distribution Date and (y) the excess of the amount of the Series 2005-1 Principal Shortfall over the amount of Shared Principal Collections allocated with respect thereto pursuant to Section 4.4 of the Agreement.  Special Shared Principal Collections shall not be allocated pursuant to Section 4.4 of the Agreement but shall be solely shared by Series 2008-1 with Series 2005-1 for application as Shared Principal Collections pursuant to the Series 2005-1 Supplement.

Section 4.6             Application of Funds on Deposit in the Collection Account Allocable to the Collateral Certificate.

(a)        On each Distribution Date, the Servicer shall instruct the Trustee to withdraw, and the Trustee, acting in accordance with such instructions set forth in the Monthly Report, substantially in the form of Exhibit B, shall withdraw from the Collection Account, or retain therein, as applicable, to the extent of the sum of (i) the Floating Allocation Percentage of Collections of Finance Charge Receivables collected during the preceding Monthly Period  and (ii) with respect to the first Distribution Date, an amount equal to $0 deposited by the Transferor into the Collection Account on the Closing Date (the “Available Series 2008-1 Finance Charge Collections”), the following amounts, and apply such amounts as follows and in the following priority:

(i)    Servicing Fee.  An amount equal to the lesser of (x) the Available Series 2008-1 Finance Charge Collections for such date and (y) the Monthly Servicing Fee for such Monthly Period shall be paid to the Servicer.

(ii)   Investor Defaulted Amount.  An amount equal to the lesser of (x) any Available Series 2008-1 Finance Charge Collections remaining after giving effect to the withdrawal pursuant to subsection 4.6(a)(i) and (y) the aggregate Investor Defaulted Amount for such Distribution Date, shall be treated as Available Series 2008-1 Principal Collections.

(iii)  Reimbursement of Investor Charge-Offs.  An amount equal to the lesser of (x) any Available Series 2008-1 Finance Charge Collections remaining after giving effect to the withdrawal pursuant to subsections 4.6(a)(i) and (ii) and (y) the amount by which the aggregate amount of Investor Charge-Offs for all prior Distribution Dates exceeds the sum of the aggregate amount previously applied pursuant to this subsection 4.6(a)(iii) and the aggregate amount of Adjustment Payment Shortfall Reinstatements will be applied to reinstate prior reductions of the Invested Amount, and shall be treated as Available Series 2008-1 Principal Collections.

(iv)  Program Fee.  An amount equal to the lesser of (x) any Available Series 2008-1 Finance Charge Collections remaining after giving effect to the withdrawals pursuant to subsections 4.6(a)(i) through (iii) and (y) the Monthly Program Fee for such Monthly Period shall be paid to Target Corporation.

(v)   Loyalty, Rewards and TCOE Fee.  An amount equal to the lesser of (x) any Available Series 2008-1 Finance Charge Collections remaining after giving effect to the withdrawals pursuant to subsections 4.6(a)(i)

through (iv) and (y) the Monthly Loyalty, Rewards and TCOE Fees for such Monthly Period shall be paid to Target Corporation.

(vi)  Monthly Interest.  An amount equal to the lesser of (x) the Available Series 2008-1 Finance Charge Collections remaining after giving effect to the withdrawals pursuant to subsections 4.6(a)(i) through (v) and (y) the sum of Monthly Interest and Carryover Interest shall be paid to the Collateral Certificateholder in accordance with Section 5.1.

(vii) Remaining Collections.  Any Available Series 2008-1 Finance Charge Collections after giving effect to the withdrawals pursuant to subsections 4.6(a)(i) through (vi) shall be applied by the Trustee, at the direction of the Servicer, to pay any unpaid expenses or liabilities of the Trust or, if there are no such shortfalls or other amounts, then to pay such remaining amount to the Collateral Certificateholder in accordance with Section 5.1.

For the avoidance of doubt, the amount withdrawn from the Collection Account shall not exceed the amount deposited in the Collection Account allocated to the Collateral Certificate pursuant to Section 4.3 of the Agreement or subsections 4.2(b)(i)(x), 4.2(b)(ii)(x), 4.2(b)(iii)(x) and 4.2(b)(iv).

(b)        For each Distribution Date with respect to the Revolving Period, the Available Series 2008-1 Principal Collections will be first, if Series 2005-1 is outstanding and in its Accumulation Period, applied as Special Shared Principal Collections and second, paid to the Holder of the Transferor Certificate to the extent that the Transferor Amount (excluding the interest represented by any Supplemental Certificate) is greater than the Required Retained Transferor Amount (after giving effect to all Receivables transferred to the Trust on such day) and otherwise shall be deposited in the Special Funding Account.

(c)        For each Distribution Date on and after the Amortization Period Commencement Date, the Trustee, acting pursuant to the Servicer’s instructions, will distribute the amount of funds on deposit in the Collection Account available for payment of principal to the Collateral Certificateholder in accordance with Section 4.4 in the following priority:

(i)    an amount equal to Series 2008-1 Principal to the Collateral Certificateholder; and

(ii)   an amount equal to the excess, if any, of (A) the sum of the amounts described in Section 4.4 over (B) the Invested Amount will be first, if Series 2005-1 is outstanding and in its Accumulation Period, applied as Special Shared Principal Collections and second, paid to the Holder of the Transferor Certificate to the extent that the Transferor Amount (excluding the interest represented by any Supplemental Certificate) is greater than the Required Retained Transferor Amount (after giving effect to all Receivables transferred to the Trust on such day) and otherwise shall be deposited in the Special Funding Account.

(d)        On each Distribution Date during the Amortization Period, funds on deposit in the Special Funding Account and distributable to Series 2008-1 as provided in Section 4.2 of the Agreement will be deposited in the Collection Account and allocated to the Collateral Certificateholder in an amount equal to the lesser of the Principal Shortfalls with respect to Series 2008-1 and the amount allocated with respect thereto pursuant to Section 4.2 of the Agreement; provided, however, such amount shall not exceed the Series 2008-1 Principal after subtracting therefrom any amounts to be deposited in the Collection Account with respect thereto pursuant to Section 4.4.

Section 4.7             Investor Defaulted Amount.

Prior to each Distribution Date, the Servicer will calculate the Investor Defaulted Amount for Series 2008-1 for the immediately preceding  Monthly Period.   If, on any Distribution Date, (a) the aggregate Investor Defaulted Amount for the preceding Monthly Period exceeds the Available Series 2008-1 Finance Charge Collections applied to the payment thereof pursuant to subsection 4.6(a)(ii), or (b) the Transferor Amount has been reduced to zero and the Transferor fails to make an Adjustment Payment, if any, required to be made by the Transferor on such Distribution Date, the Invested Amount shall be reduced by the sum of (i) the amount by which the aggregate Investor Defaulted Amount exceeds the amount applied with respect thereto during such preceding Monthly Period and (ii) the Series 2008-1 Allocation Percentage of unpaid Adjustment Payments required to be made by the Transferor when the Transferor Amount has been reduced to zero on such Distribution Date, and the amount of such reduction shall be an Investor Charge-Off.

Section 4.8             Collateral Certificate Additional Amount.

(a)        During the Revolving Period, the Transferor may, at its discretion and subject to the terms of subsection 4.8(b), request the Trustee to increase the outstanding principal amount of the Collateral Certificate by an amount (the “Collateral Certificate Additional Amount”) and on a date (the “Collateral Certificate Addition Date”) determined by the Transferor.  Upon issuance, the Collateral Certificate Additional Amount shall be equally and ratably entitled to the benefits of this Series Supplement and the Agreement.  As a result of such issuance, the Invested Amount shall be increased by a corresponding amount and all the calculations required pursuant to this Series Supplement shall, as of the last day of the Monthly Period prior to the Monthly Period in which the Collateral Certificate Addition Date occurred, be computed using such increased Invested Amount.

(b)        The Invested Amount shall only be increased pursuant to subsection 4.8(a) upon satisfaction of all of the following conditions:

(i)    on or before the third Business Day immediately preceding the Collateral Certificate Addition Date, the Transferor shall give notice to the Trustee, the Servicer and the Note Purchaser of such issuance and the date upon which it is to occur; provided, that for so long as there are outstanding securities issued by the Trust or a related owner trust that are rated by a Rating Agency, notice shall also be provided to such Rating Agency;

(ii)   after giving effect to the Collateral Certificate Additional Amount, the total amount of Principal Receivables in the Trust shall be greater than or equal to the Required Principal Balance;

(iii)  (x) if after giving effect to the increase of the Invested Amount on the Collateral Certificate Addition Date, the Invested Amount does not exceed the Initial Invested Amount, no Series 2008-1 Early Amortization Event or Early Amortization Event shall have occurred, or been deemed to have occurred, and be continuing as of the date of the Collateral Certificate Addition Date and the increase in the outstanding principal amount and the Invested Amount of the Collateral Certificate shall not result in the occurrence (or deemed occurrence) of a Series 2008-1 Early Amortization Event or an Early Amortization Event; and (y) if after giving effect to the increase of the Invested Amount on the Collateral Certificate Addition Date, the Invested Amount shall exceed the Initial Invested Amount, no Series 2008-1 Early Amortization Event or Early Amortization Event, and no event that, with the giving of notice or the lapse of time, or both, would constitute a Series 2008-1 Early Amortization Event or  Early Amortization Event, shall have occurred, or been deemed to have occurred, and be continuing as of the date of the Collateral Certificate Addition Date and the increase in the outstanding principal amount and the Invested Amount of the Collateral Certificate shall not result in the occurrence (or deemed occurrence) of a Series 2008-1 Early Amortization Event or an Early Amortization Event or any event that, with the giving of notice or the lapse of time, or both, would constitute a Series 2008-1 Early Amortization Event or an Early Amortization Event;

(iv)  such increase shall be subject to receipt from the Note Purchaser of the amount required to fund the increase of the Invested Amount; and

(v)   after giving effect to the increase of the Invested Amount, the Transferor Amount (excluding the interest represented by any Supplemental Certificate) shall be greater than the Required Retained Transferor Amount (after giving effect to all Receivables transferred to the Trust on such day).

ARTICLE V

DISTRIBUTIONS AND REPORTS TO SERIES 2008-1

CERTIFICATEHOLDER

Section 5.1             Distributions.

(a)        On each Distribution Date, the Paying Agent shall distribute to the Collateral Certificateholder of record on the related Record Date (other than as provided in Section 12.2 of the Agreement) the amounts that are available on such Distribution Date to make payments pursuant to subsections 4.6(a)(vi) and 4.6(a)(vii) of this Series Supplement.

(b)        On each Distribution Date during the Amortization Period, the Paying Agent shall distribute to the Collateral Certificateholder of record on the related Record Date (other than as provided in Section 12.2 of the Agreement) the amounts that are available in the Collection Account pursuant to subsections 4.6(c) and 4.6(d) on such date to pay principal of the Collateral Certificate pursuant to this Series Supplement up to a maximum amount on any such date equal to the Invested Amount on such date.

(c)        The distributions to be made pursuant to this Section 5.1 are subject to the provisions of Sections 2.6, 10.1 and 12.2 of the Agreement and Section 8.1.

(d)        Except as provided in Section 12.2 of the Agreement with respect to a final distribution, distributions to the Collateral Certificateholder hereunder shall be made by wire transfers in immediately available funds to the account specified by such Holder; provided that if no account is so specified, such payments shall be made by check mailed to such Holder at such Collateral Certificateholder’s address appearing in the Certificate Register without presentation or surrender of any Collateral Certificate or the making of any notation thereon; provided, however, that the final payment in retirement of the Collateral Certificate will be made only upon presentation and surrender of the Collateral Certificate at the offices specified in the notice of such final distribution delivered by the Trustee pursuant to Section 12.2 of the Agreement.

(e)        Notwithstanding anything in this Series Supplement to the contrary, the Paying Agent need not distribute to the Collateral Certificateholder, by deposit into the Note Distribution Account (as defined in the Indenture) or otherwise, any amounts distributable under this Section 5.1 and allocable under the Indenture to the Depositor (as defined in the Indenture), as the owner of the beneficial interest in the Owner Trust, but may pay such amounts directly to the Depositor, which amounts so paid shall be deemed to have been paid to the Collateral Certificateholder as provided above.

Section 5.2             Reports and Statements to Collateral Certificateholder.

(a)        On each Distribution Date, the Paying Agent, on behalf of the Trustee, shall forward to each Collateral Certificateholder a statement substantially in the form of Exhibit B prepared by the Servicer.

(b)        Not later than each Determination Date, the Servicer shall deliver to the Trustee and the Paying Agent (i) statements substantially in the form of Exhibit B prepared by the Servicer and (ii) a certificate of a Servicing Officer substantially in the form of Exhibit C.

(c)        On or before January 31 of each calendar year, beginning with calendar year 2009, the Paying Agent, on behalf of the Trustee, shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Collateral Certificateholder, a statement prepared by the Servicer containing the information which is required to be contained in the statement to the Collateral Certificateholder, as set forth in paragraph (a) or (b) above, as applicable, aggregated for such calendar year or the applicable portion thereof during which such Person was a Collateral Certificateholder, together with other information as is required to be provided by an issuer of indebtedness under the Code.  Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code as from time to time in effect.

ARTICLE VI

EARLY AMORTIZATION EVENTS

Section 6.1             Series 2008-1 Early Amortization Events.

If any one of the following events shall occur with respect to the Collateral Certificate:

(a)        failure on the part of (i) Target National Bank duly to observe or perform in any material respect any covenants or agreements of Target National Bank set forth in the Bank Purchase Agreement, (ii) TCC duly to observe or perform in any material respect any covenants or agreements of TCC set forth in the Receivables Purchase Agreement or (iii) the Transferor (A) to make any payment or deposit required to be made by the Transferor by the terms of (I) the Agreement or (II) this Series Supplement, on or before the date occurring five Business Days after the date such payment or deposit is required to be made herein, (B) to perform in all material respects the Transferor’s covenant not to sell, pledge, assign, or transfer to any Person, or grant any impermissible lien on, any Receivable, or (C) duly to observe or perform in any material respect any covenants or agreements of the Transferor set forth in the Agreement or this Series Supplement, which failure has a material adverse effect on the Collateral Certificateholder and in the case of any violation of clause (i), (ii) or (iii)(B) and (C) above, continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by any Collateral Certificateholder;

(b)        any representation or warranty made by Target National Bank in the Bank Purchase Agreement, TCC in the Receivables Purchase Agreement or the Transferor in the Agreement or this Series Supplement (i) shall prove to have been incorrect in any material respect when made, which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by any Collateral Certificateholder, and (ii) as a result of which the interests of the Collateral Certificateholder are materially and adversely affected; provided, however, that a Series 2008-1 Early Amortization Event pursuant to this subsection 6.1(b) shall not be deemed to have occurred hereunder if the Transferor has accepted designation of the related Receivable as an Ineligible Receivable during such period in accordance with the provisions of the Agreement;

(c)        a failure by TCC or the Transferor to make an Addition within five Business Days after the Required Designation Date;

(d)        any Servicer Default shall occur which would have a material adverse effect on the Collateral Certificateholder;

(e)        an Event of Default and the acceleration of the Notes pursuant to the Indenture; or

(f)         a Note Purchase Agreement Early Amortization Event;

then, the Trustee shall within five days publish a notice of such early amortization event and in the case of any event described in subparagraph (a), (b), (c), (d) or (f), after the applicable grace period, if any, set forth in such subparagraphs, the Collateral Certificateholder evidencing undivided interests aggregating more than 50% of the Invested Amount by notice then given in writing to the Trustee, the Transferor and the Servicer may declare that an early amortization event (a “Series 2008-1 Early Amortization Event”) has occurred as of the date of such notice, and in the case of any event described in subparagraph (e), a Series 2008-1 Early Amortization Event shall occur without any notice or other action on the part of the Trustee or the Collateral Certificateholder immediately upon the occurrence of such event.  The Trustee shall provide to the Transferor a copy of any notice received from any Collateral Certificateholder and the Transferor shall provide to Target National Bank or TCC, as applicable, a copy of any notice received from the Trustee or any Collateral Certificateholder under subparagraphs (a) and (b) above if such notice shall relate to a covenant, agreement, representation or warranty by Target National Bank or TCC, respectively.

ARTICLE VII

OPTIONAL TERMINATION; SERIES TERMINATION

Section 7.1             Optional Termination.

The Collateral Certificate shall be subject to repurchase by the Transferor, at its option, on any Distribution Date on or after the Distribution Date on which the outstanding principal amount of the Notes are reduced to an amount less than or equal to 10% of the highest outstanding principal amount of the Notes at any time.  The deposit to the Collection Account required in connection with any such repurchase and final distribution shall be equal to the outstanding principal balance of the Collateral Certificate plus any accrued and unpaid interest payable to the Collateral Certificateholder for further payment to Noteholders through the day prior to the Distribution Date on which the repurchase occurs determined as set forth in Section 4.3.

Section 7.2             Series 2008-1 Termination.

(a)        If, on the second Distribution Date prior to the Legal Maturity Date, the Invested Amount (after giving effect to all changes therein on such date) would be greater than zero, the Servicer, on behalf of the Trustee, shall, within 45 days, solicit bids for the sale of Principal Receivables and the related Finance Charge Receivables (or interests therein) in the amount specified in subsection 12.2(c) of the Agreement.  Such bids shall require that such sale shall (subject to subsection 7.2(b)) occur on the Legal Maturity Date.  The Transferor shall be entitled to participate in, and to receive from the Trustee a copy of each other bid submitted in connection with, such bidding process.

(b)        The Servicer, on behalf of the Trustee, shall sell such Receivables (or interests therein) on the Legal Maturity Date to the bidder who made the highest cash purchase offer.  The proceeds of any such sale shall be treated as Collections on the Receivables and deposited in the Collection Account to be allocated to the Collateral Certificateholder pursuant to the Agreement and this Series Supplement; provided, however, that the Servicer shall determine conclusively the amount of such proceeds which are allocable to Finance Charge Receivables and the amount of such proceeds which are allocable to Principal Receivables.  During the period from the second Distribution Date prior to the Legal Maturity Date to the Legal Maturity Date, the Servicer shall continue to collect payments on the Receivables and allocate and deposit such Collections in accordance with the provisions of the Agreement and this Series Supplement.

Section 7.3             Special Reduction of the Invested Amount.

Pursuant to Section 2.7 of the Indenture, the Owner Trust or the Transferor, as depositor of the Owner Trust, may, from time to time, surrender for cancellation Notes acquired by it for its own account by whatever means.  Whenever any Notes are so delivered for cancellation and are cancelled in accordance with the Indenture, the Invested Amount and the Collateral Certificate principal balance shall each be reduced by the aggregate principal amount of Notes so cancelled.  The Transferor shall notify the Trustee whenever Notes are so delivered for cancellation under the Indenture.

ARTICLE VIII

FINAL DISTRIBUTION

Section 8.1             Sale of Receivables or Collateral Certificateholder’s Interest pursuant to Section 2.6 or 10.1 of the Agreement and Section 7.1 or 7.2 of this Series Supplement.

(a)        The amount to be paid by the Transferor with respect to Series 2008-1 in connection with a reassignment of Receivables to the Transferor pursuant to Section 2.6 of the Agreement or a repurchase of the Collateral Certificateholder’s Interest pursuant to Section 10.1 of the Agreement shall equal the Reassignment Amount for the first Distribution Date following the Monthly Period in which the reassignment obligation arises under the Agreement.

(b)        With respect to the Reassignment Amount deposited into the Collection Account pursuant to Section 7.1 or to subsection 8.1(a) or any amounts allocable to the Collateral Certificateholder’s Interest deposited into the Collection Account pursuant to Section 7.2, the Trustee shall, not later than 10:00 a.m., New York City time, on the applicable Distribution Date, make deposits or distributions of the following amounts (in the priority set forth below and, in each case after giving effect to any deposits and distributions otherwise to be made on such date) in immediately available funds:  (i) (x) the Invested Amount on such Distribution Date will be distributed to the Paying Agent for payment to the Collateral Certificateholder and (y) an amount equal to the sum of (A) Monthly Interest for such Distribution Date, (B) any Monthly Interest previously due but not distributed to the Collateral Certificateholder on a prior Distribution Date and (C) the amount of Additional Interest, if any, for such Distribution Date and any Additional Interest previously due but not distributed to the Collateral

Certificateholder on any prior Distribution Date, will be distributed to the Paying Agent for payment to the Collateral Certificateholder, (ii) any other amounts payable pursuant to subsection 4.6(a) shall be paid in accordance therewith and (iii) the balance, if any, will be distributed to the Holder of the Transferor Certificate.

(c)        Notwithstanding anything to the contrary in this Series Supplement or the Agreement, all amounts distributed to the Paying Agent pursuant to subsection 8.1(b) for payment to the Collateral Certificateholder shall be deemed distributed in full to the Collateral Certificateholder on the date on which such funds are distributed to the Paying Agent pursuant to this Section and shall be deemed to be a final distribution pursuant to Section 12.2 of the Agreement.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1             Legend on Collateral Certificate.

Each Collateral Certificate will bear a legend or legends substantially in the following form:

EACH PURCHASER OR HOLDER REPRESENTS AND WARRANTS FOR THE BENEFIT OF TARGET RECEIVABLES CORPORATION AND THE TRUSTEE THAT SUCH PURCHASER IS NOT (I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (II) A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, (IV) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN’S INVESTMENT IN THE ENTITY OR (V) A PERSON INVESTING “PLAN ASSETS” OF ANY SUCH PLAN (INCLUDING FOR PURPOSES OF CLAUSES (IV) AND (V) ANY INSURANCE COMPANY GENERAL ACCOUNT, BUT EXCLUDING ANY ENTITY REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED).

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NEITHER THIS COLLATERAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED, EXCEPT IN ACCORDANCE

WITH THE POOLING AND SERVICING AGREEMENT AND RELATED SUPPLEMENT REFERRED TO HEREIN.

Each Collateral Certificateholder by virtue of its beneficial interest in the Collateral Certificate shall be deemed to have made the representations and warranties stated in such legend.

Section 9.2             Ratification of Agreement.

As supplemented by this Series Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Series Supplement shall be read, taken, and construed as one and the same instrument.

Section 9.3             Counterparts.

This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 9.4             Transfer of the Collateral Certificate.

After the Closing Date, the Collateral Certificate may not be sold, participated, transferred, assigned, exchanged or otherwise pledged or conveyed in whole or in part except upon the prior delivery to the Trustee of (i) a Tax Opinion and (ii) a transferee representation letter (substantially in the form of Exhibit D).

Section 9.5             Jurisdiction; Service.

Solely with respect to the Agreement (as supplemented hereby and as further amended, modified or supplemented from time to time) and the transactions and other matters contemplated thereby or relating thereto, each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b)(i) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process, and (ii) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b)(i) or (ii) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware.  For purposes of implementing the parties’ foregoing agreement to appoint and maintain an agent for service of process in the State of Delaware solely in respect of the Agreement and the transactions and other matters contemplated thereby or relating thereto, each such party that has not as of the date hereof already duly appointed such an agent does hereby appoint RL&F Service Corp., One Rodney Square, 10th Floor, Wilmington, Delaware 19801, as such agent.

Section 9.6            GOVERNING LAW.

THIS SERIES SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.7             Article 8.

The Collateral Certificate shall be a security governed by Article 8 of the Delaware Uniform Commercial Code, as amended from time to time and the Uniform Commercial Code of any other applicable jurisdiction that currently or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.  The foregoing declaration shall not be amended, modified, revoked or otherwise changed during the effectiveness of the Agreement and this Series Supplement without the prior written consent of the Collateral Certificateholder.

Section 9.8             No Petition.

The Transferor, the Servicer and the Trustee, by entering into this Series Supplement, and each Collateral Certificateholder, by accepting the Collateral Certificate, hereby covenant and agree that they will not at any time institute against the Trust or the Owner Trust, or join in any institution against the Trust or the Owner Trust of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Collateral Certificate, the Agreement or this Series Supplement.

Section 9.9             Instructions in Writing.

All instructions or other communications given by the Servicer or any other person to the Trustee pursuant to this Series Supplement shall be in writing.

Section 9.10           Adjustments.

Any adjustment to the amount of Receivables and Principal Receivables pursuant to Section 3.9 of the Agreement shall be made within two Business Days of the Business Day on which such adjustment obligation arises.

Section 9.11           Eligible Investments.

In addition to the Eligible Investments identified in Section 1.1 of the Agreement, amounts held in the accounts established for the benefit of the Collateral Certificateholder may be invested in investments in money market funds having, at the time of the Trust’s investment, a rating in the highest rating category from each Rating Agency (which for Standard & Poor’s shall be limited to investments rated AAAm or AAAm-G) or otherwise approved in writing by each Rating Agency.

IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Series Supplement to be duly executed by their respective officers as of the day and year first above written.

TARGET RECEIVABLES CORPORATION,
Transferor

By:	/s/ Spencer Johnson
	Name:	Spencer Johnson
	Title:	Vice President

TARGET NATIONAL BANK,
Servicer

By:	/s/ Angela Jenks
	Name:	Angela Jenks
	Title:	Vice President and Cashier

WELLS FARGO BANK,
NATIONAL ASSOCIATION,
Trustee

By:	/s/ Benjamin J. Krueger
	Name:	Benjamin J. Krueger
	Title:	Vice President

Series 2008-1 Supplement

Exhibit A

FORM OF COLLATERAL CERTIFICATE

No. 1	$3,825,000,000

EACH PURCHASER REPRESENTS AND WARRANTS FOR THE BENEFIT OF TARGET RECEIVABLES CORPORATION AND THE TRUSTEE THAT SUCH PURCHASER IS NOT (I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (II) A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, (IV) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN’S INVESTMENT IN THE ENTITY OR (V) A PERSON INVESTING “PLAN ASSETS” OF ANY SUCH PLAN (INCLUDING FOR PURPOSES OF CLAUSES (IV) AND (V) ANY INSURANCE COMPANY GENERAL ACCOUNT, BUT EXCLUDING ANY ENTITY REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED).

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NEITHER THIS COLLATERAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED, EXCEPT IN ACCORDANCE WITH THE POOLING AND SERVICING AGREEMENT AND RELATED SUPPLEMENT REFERRED TO HEREIN.

TARGET CREDIT CARD MASTER TRUST

COLLATERAL CERTIFICATE

Evidencing an undivided interest in a trust, the corpus of which consists of receivables generated from time to time in the ordinary course of business from a portfolio of consumer open-end credit card accounts generated or to be generated by Target National Bank (“Target National Bank” or the “Servicer”) and other assets and interests constituting the Trust under the Agreement described below.

Not an interest in or a recourse obligation of Target Corporation, Target National Bank, Target Capital Corporation or Target Receivables Corporation or any affiliate of any of them.

This Investor Certificate certifies that Target Credit Card Owner Trust 2008-1 (the “Certificateholder”) is the registered owner of a fractional undivided interest in the Target Credit Card Master Trust (the “Trust”) issued pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of April 28, 2000, as amended by Amendment No. 1, dated as of August 22, 2001 (as amended, supplemented or otherwise modified, the “Pooling and Servicing Agreement,” such term to include any amendment thereto), by and among Target Receivables Corporation, as Transferor (the “Transferor”), Target National Bank, as the Servicer, and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), and the Series 2008-1 Supplement, dated as of May 19, 2008 (the “Series Supplement”), by and among the Transferor, the Servicer and the Trustee.  The Pooling and Servicing Agreement, as supplemented by the Series  Supplement, is herein referred to as the “Agreement.”  The corpus of the Trust consists of all of the Transferor’s right, title and interest in, to and under the Trust Assets (as defined in the Agreement).

To the extent not defined herein, capitalized terms used herein have the respective meanings assigned to them in the Agreement.

Although a summary of certain provisions of the Agreement is set forth below, this Investor Certificate is qualified in its entirety by the terms and provisions of the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee.

This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound.  This Certificate is a duly authorized Investor Certificate entitled “Collateral Certificate” (the “Collateral Certificate”), which represents an undivided interest in the Trust, including the right to receive the Collections and other amounts allocated to the Collateral Certificate at the times and in the amounts specified in the Agreement and to be deposited in the Collection Account, the Note Principal Funding Account and the Noteholder Reserve Account or paid to the Collateral Certificateholder.

The aggregate interest represented by the Collateral Certificate at any time in the Principal Receivables in the Trust shall not exceed an amount equal to the Invested Amount at such time.  As of the Closing Date, the Initial Invested Amount is $3,825,000,000.

The Invested Amount on any date of determination will be an amount equal to the sum of (a) the Initial Invested Amount, plus (b) the sum of the aggregate amounts allocated with respect to the reimbursement of Investor Charge-Offs and available on all prior Distribution Dates, plus (c) the sum of the aggregate Adjustment Payment Shortfall Reinstatements on all prior dates of determination, plus (d) the aggregate amount of any increases in the principal amount of the Collateral Certificate after the Closing Date, including the principal balance of any

Note Purchaser Note Repurchase, minus (e) the aggregate amount of principal payments made to the Collateral Certificateholder prior to such date, minus (f) the aggregate amount of Investor Charge-Offs for all prior Distribution Dates, minus (g) the Principal Payment Adjustment for such date or any prior date, and minus (h) the aggregate amount of any reductions in the Invested Amount as a result of the purchase by the Transferor for cancellation of a portion of the Notes, including the principal balance of any Transferor Note Repurchase.

The Transferor will retain an undivided interest in the Trust pursuant to the Agreement.  The Transferor’s Interest is the interest in the Principal Receivables not represented by any of the Investor Certificates or Participations issued by the Trust.  The Transferor’s Interest may be exchanged by the Transferor pursuant to the Agreement for a newly issued Series of Investor Certificates and a reduced Transferor’s Interest upon the conditions set forth in the Agreement.

Beginning on June 25, 2008 and on each Distribution Date thereafter, the Trustee shall distribute to the Collateral Certificateholder of record as of the last Business Day of the calendar month preceding such Distribution Date such amounts as are payable pursuant to the Agreement.   The Series 2008-1 Termination Date is the earlier to occur of (i) the date on which the Invested Amount is reduced to zero, and (ii) the Legal Maturity Date.  Principal with respect to the Collateral Certificate will be paid under the circumstances described in the Agreement.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Collateral Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

This Collateral Certificate shall constitute a “security” within the meaning of (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware and (ii) the Uniform Commercial Code of any other applicable jurisdiction that currently or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

This Collateral Certificate shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof.

IN WITNESS WHEREOF, the Transferor has caused this Collateral Certificate to be duly executed under its official seal.

TARGET RECEIVABLES CORPORATION

By:
Name:
Title:

Dated: May 19, 2008

CERTIFICATE OF AUTHENTICATION

This is the Collateral Certificate of Target Credit Card Master Trust, Series 2008-1 referred to in the within-mentioned Agreement.

WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:
Name:
Title

Exhibit B

FORM OF MONTHLY SERIES 2008-1 COLLATERAL CERTIFICATEHOLDERS’ STATEMENT

MONTHLY COLLATERAL CERTIFICATEHOLDERS’ STATEMENT

TARGET NATIONAL BANK

TARGET CREDIT CARD MASTER TRUST

SERIES 2008-1

Pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of April 28, 2000, as amended by Amendment No. 1 thereto, dated as of August 22, 2001 (as amended, supplemented or otherwise modified, the “Agreement”), as supplemented by the Series 2008-1 Supplement (as may be amended, from time to time, the “Series Supplement”), each among Target National Bank, as Servicer, Target Receivables Corporation, as Transferor, and Wells Fargo Bank, National Association, as Trustee, the Servicer is required to prepare certain information each month regarding distributions to Certificateholders and the performance of the Trust.

The information with respect to the applicable Distribution Date and Monthly Period is set forth below.

Monthly Period:
Distribution Date:
No. of days in Monthly Period:
No. of days in Interest Accrual Period:
No. of weeks in Monthly Period:
No. of weeks in Fiscal year:

A.            ORIGINAL DEAL PARAMETERS

(a)           Note Initial Principal Balance

(b)           Initial Invested Amount

(c)           Interest Rate

(d)           Servicing Fee Rate

(e)           Program Fee Rate

(f)            Loyalty, Rewards and TCOE Fee Rate Cap

(g)           Discount Percentage

I.              RECEIVABLES IN THE TRUST

(a)           Beginning of the Period Principal Receivables

(b)           Beginning of the Period Finance Charge Receivables

(c)           Beginning of the Period Discounted Receivables

(d)           Beginning of the Period Total Receivables (a + b + c)

(e)           Removed Principal Receivables

(f)            Removed Finance Charge Receivables

(g)           Removed Total Receivables (e + f)

(h)           Supplemental Principal Receivables

(i)            Supplemental Finance Charge Receivables

(j)            Supplemental Total Receivables (h + i)

(k)           End of Period Principal Receivables

(l)            End of Period Finance Charge Receivables

(m)          End of Period Discounted Receivables

(n)           End of Period Total Receivables (k + l + m)

II.            INVESTED AMOUNTS

(a)           Initial Invested Amount

(b)           Invested Amount (Beginning of Monthly Period)

(c)           Invested Amount (End of Monthly Period)

(d)           Invested Amount (End of Revolving Period)

(e)           Note Principal Balance (End of Period)

III.           ALLOCATION PERCENTAGES

(a)           Floating Allocation Percentage (II.b/(I.a + V.d)

(b)           Principal Allocation Percentage (II.b/(I.a + V.d)

or (II.d/(I.a + V.d) during Amortization

IV.           SERIES CALCULATIONS

(Formulas shown will be adjusted if there is any amount in the Special Funding Account)

(a)           Servicing Fee (# of wks in monthly period / # of wks in fiscal year * (II.b * A.d)

(b)           Program Fee (# of wks in monthly period / # of wks in fiscal year * (II.b * A.e)

(c)           Investor Defaulted Amount (III.a * (VI.o))

(d)           Loyalty Rewards and TCOE Fees for the Monthly Period

(i) Loyalty, Rewards to guests - new accounts

(ii) Loyalty, Rewards to guests - ongoing purchases

(iii) Accrued TCOE payments to schools

(e)           Loyalty, Rewards and TCOE Fees allocated to Series 2008-1 (II.b/I.a * IV.d)

(f)            Loyalty, Rewards and TCOE Fee Rate Cap (# of wks in monthly period / # of wks in fiscal year * (II.b * A.f)

(g)           Monthly Loyalty, Rewards & TCOE fees (lesser of (e) & (f))

V.            TRANSFEROR’S INTEREST, RETAINED INTEREST, AND SPECIAL FUNDING ACCOUNT

(a)           Transferor’s Amount (end of month)

(b)           Required Retained Transferor Amount (end of month)

(c)           Required Principal Balance (end of month)

(d)           Funds on deposit in Special Funding Account (beginning of month)

(e)           Funds on deposit in Special Funding Account (end of month)

VI.           PERFORMANCE SUMMARY

COLLECTIONS:

(a)           Collections of Principal Receivables

(b)           Collections of Finance Charge Receivables (from cardholder payments)

(c)           Collections of Finance Charge Receivables (from merchant fees,

deferred billing fees, collection account interest, interchange fees)

(d)           Collections of Discount Option Receivables

(e)           Total Finance Charge Collections (b + c + d)

(f)            Total Collections (a + e)

DELINQUENCIES AND LOSSES:

(g)           2 missed payments

(h)           3 missed payments

(i)            4 missed payments

(j)            5 missed payments

(k)           6 missed payments

(l)            Total delinquencies (g + h + i + j + k)

(m)          Gross Charge-Offs during the month

(n)           Recoveries during the month

(i) Recoveries from cardholders

(ii) Recoveries from asset sales

(o)           Net Charge-Offs during the month (m - n)

VII.         NON-U.S. ACCOUNTS

(a)           Non-US Accounts at end of month

(b)           as a percentage of total (a / c)

(c)           Total number of Accounts in Trust (at end of month)

VIII.        AVAILABLE SERIES 2008-1 FINANCE CHARGE COLLECTIONS AND APPLICATION OF FUNDS

(a)           Floating Allocation Percentage of Total Finance Charge Collections (III.(a) * VI.(e))

(b)           Available Series 2008-1 Finance Charge Collections

(i)            Monthly Servicing Fee (IV.a)

(ii)           Investor Defaulted Amount (IV.c)

(iii)          Reimbursement of Investor Charge-Offs

(iv)          Monthly Program Fee (IV.b)

(v)           Monthly, Loyalty Rewards & TCOE fees (IV.g)

(vi)          Monthly Interest and Carryover Interest ((A.c * II.e) * (Days in interest accrual period/360)

(vii)         Remaining Finance Charge Collections (b-i-ii-iii-iv-v-vi)

IX.           PORTFOLIO PERFORMANCE RATES

(a)           Series Finance Charge Yield (((VIII.a / # of wks in monthy period) * # of wks in fiscal year)/II.b)

(b)           Investor Defaulted Amount % ((VIII.ii * 12)/II.b)

(c)           Servicing Fee %

(d)           Program Fee %

(e)           Monthly, Loyalty Rewards and TCOE Fee % ((VIII.v / # of wks in monthly period) * # of wks in fiscal year)/ II.b)

(f)	Interest Rate for the period (A.c)

(g)           Excess Spread % (a-b-c-d-e-f)

(h)           Excess Spread % (prior month)

(i)            Excess Spread % (2 months ago)

(j)            3 Month Average Excess Spread %

(k)           Monthly Payment Rate ((VI.a+VI.b) / I.d) * (30 / # of days in monthly period))

(l)            Cap Test Percentage (II.c/(I.k + V.e)

(m)          Cap Test Percentage (prior month)

(n)           Cap Test Percentage (2 months ago)

(o)           Transferor Note Repurchase

(p)           [RESERVED]

X.            PRINCIPAL COLLECTIONS

(a)           Series 2008-1 Principal (lesser of (v) and (vi))

(i) Principal Allocation percentage of Principal Collections
(III.b * VI.a)
(ii) Investor Defaulted Amount (VIII.ii)
(iii) Reimbursement of Investor Charge-offs (VIII.iii)
(iv) Allocable amounts in Special Funding Account
(v) Available Series 2008-1 Principal Collections (i+ii+iii+iv)

(vi) Invested Amount (End of Period) (II.c)

(b)           Special Shared Principal Collections

XI.           INVESTOR CHARGE-OFFS

INVESTOR CHARGE-OFFS

(a)           Investor Charge-Offs (current month)

(b)           Aggregate Investor Charge-Offs

(c)           Aggregate amount reimbursed in respect of Investor Charge-Offs

(d)           Aggregate Adjustment Payment Shortfall Reinstatement

(e)           The amount, if any, by which the Note Principal Balance exceeds the

Invested Amount after giving effect to all transactions on such Distribution

Date

XII.         PRINCIPAL PAYMENT ADJUSTMENT

(a)           Principal Payment adjustment for current or any prior Distribution Date

TARGET NATIONAL BANK,
as Servicer

By: /s/
Name:
Title:

Exhibit C

FORM OF MONTHLY SERVICER’S CERTIFICATE

TARGET NATIONAL BANK

TARGET CREDIT CARD MASTER TRUST
SERIES 2008-1

The undersigned, a duly authorized representative of Target National Bank, as Servicer (“Target National Bank” or the “Servicer”), pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of April 28, 2000, as amended by Amendment No. 1, dated as of August 22, 2001 (as amended, supplemented or otherwise modified, the “Agreement”), as supplemented by the Series 2008-1 Supplement (as amended and supplemented, the “Series Supplement”), dated as of May 19, 2008, by and among Target National Bank, Target Receivables Corporation and Wells Fargo Bank, National Association, does hereby certify as follows:

1.  Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement or the Series Supplement, as applicable.

2.  Target National Bank is, as of the date hereof, the Servicer under the Agreement.

3.  The undersigned is a Servicing Officer.

4.  This Certificate relates to the Distribution Date occurring on                          ,          (the “                      Distribution Date”).

5.  As of the date hereof, to the best knowledge of the undersigned, the Servicer has performed in all material respects all its obligations under the Agreement through the Monthly Period preceding such Distribution Date [or, if there has been a default in the performance of any such obligation, set forth in detail (i) the nature of such default, (ii) the action taken by the Servicer, if any, to remedy such default and (iii) the current status of each such default; if applicable, insert “None.”]

6.  As of the date hereof, to the best knowledge of the undersigned, no Early Amortization Commencement Date occurred on or prior to such Distribution Date.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this          day of                                .

TARGET NATIONAL BANK,
as Servicer

By:
Name:
Title:

Exhibit D

FORM OF TRANSFEREE REPRESENTATION LETTER

[DATE]

Target Receivables Corporation

1000 Nicollet Mall

Minneapolis, Minnesota 55403

Wells Fargo Bank, National Association

Sixth Street and Marquette Avenue

MAC N9311-161

Minneapolis, Minnesota 55479

Re:  Target Credit Card Master Trust, Series 2008-1

Ladies and Gentlemen:

In connection with the proposed purchase of $                               in principal amount of the Target Credit Card Master Trust, Series 2008-1 Collateral Certificate (the “Collateral Certificate”), the undersigned (the “Purchaser”) confirms in this letter (the “Transferee Representation Letter”) that:

I.              The Purchaser has received such information and documentation as the Purchaser deems necessary in order to make its investment decision.  The Purchaser understands that such information and documentation speaks only as of its date and that the information contained therein may not be correct or complete as of any time subsequent to such date.

II.            The Purchaser agrees to be bound by the restrictions and conditions relating to the Collateral Certificate set forth in the Amended and Restated Pooling and Servicing Agreement, dated as of April 28, 2000, as amended by Amendment No. 1, dated as of August 22, 2001 (as amended, supplemented or otherwise modified, the “Pooling and Servicing Agreement,” such term to include any amendment thereto), by and among Target Receivables Corporation, as Transferor (the “Transferor”), Target National Bank, as the Servicer, and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), and the Series 2008-1 Supplement, dated as of May 19, 2008 (the “Series Supplement”), by and among the Transferor, the Servicer and the Trustee.  The Pooling and Servicing Agreement, as supplemented by the Series Supplement, is herein referred to as the “Agreement.”  The Purchaser agrees to be bound by, and not to reoffer, resell, pledge or otherwise transfer (any such act, a “Transfer”) the Collateral Certificate except in compliance with such restrictions and conditions including but not limited to those in Section 9.4 of the Series Supplement.

III.           The Purchaser agrees that the Collateral Certificate may be reoffered, resold, pledged or otherwise transferred only in compliance with the Securities Act of 1933, as amended (the “Securities Act”) and other applicable laws and only (i) to the Transferor or (ii) to a limited number of institutional “accredited investors” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and in a transaction exempt from the registration requirements of the Securities Act (upon delivery of the documentation required by the Pooling and Servicing Agreement and, if the Trustee so requires, an opinion of counsel satisfactory to the Trustee).

IV.           The Purchaser certifies that this Transferee Representation Letter has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors’ rights generally and general principles of equity.

V.            The Purchaser is, for federal income tax purposes, either (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia which, if such entity is a tax-exempt entity, recognizes that payments with respect to the Collateral Certificate may constitute unrelated business taxable income, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) either (x) a trust for which a court within the United States is able to exercise primary supervision over its administration and for which one or more persons described in this paragraph are able to control all substantial decisions or (y) a trust for which a valid election has been made to be treated as a United States person.  The Purchaser will furnish to the Person from whom it is acquiring any interest in the Collateral Certificate, the Servicer and the Trustee, a properly executed U.S. Internal Revenue Service Form W-9 (and will furnish a new Form W-9, or any successor applicable form, upon the expiration or obsolescence of any previously delivered form) and such other certifications, representations or Opinions of Counsel as may be requested by the Trustee.

VI.           The Purchaser has not acquired and it will not Transfer any interest in the Collateral Certificate, or cause an interest in the Collateral Certificate to be marketed, on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code and any Treasury regulations thereunder, including, without limitation, an over the counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations.  In addition, (i) the Purchaser is not and will not become (and, if it is disregarded as an entity separate from its owner within the meaning of Treasury Regulations Section 301.7701-3(a) (a “DRE”), its owner is not and will not become), for so long as the Purchaser holds an interest in the Collateral Certificate, a partnership, Subchapter S corporation or grantor trust for U.S. federal income tax purposes (a “Flow-Thru Entity”) or (ii) if the Purchaser (or, if the assignee is a DRE, its owner) is, or becomes, a Flow-Thru Entity, for so long as the Purchaser (or, if the Purchaser is a DRE, its owner) is a Flow-Thru Entity and the Purchaser holds an interest in the Collateral Certificate, not more than 50% of the value of any interests in the Purchaser (or, if the Purchaser is a DRE, its owner) will be attributable to interests in the Trust held by the Purchaser.  The opinion of tax counsel to the effect that the Trust will not be treated as an association or as a publicly traded partnership taxable as a corporation is dependent in part on the accuracy of the Purchaser’s certifications described in this paragraph.

VII.          The Purchaser understands that a subsequent Transfer of the Collateral Certificate will be void if such Transfer would cause the number of Targeted Holders (as defined in the Series Supplement) to exceed ninety-five.

VIII.        The Purchaser understands that the opinion of tax counsel that the Trust is not a publicly traded partnership taxable as a corporation is dependent in part on the accuracy of the representations in paragraphs V and VI.

IX.           The Purchaser is an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3), or (7) of Regulation D under the Securities Act) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Collateral Certificate, and the Purchaser and any account for which the Purchaser is acting are each able to bear the economic risk of its investment.

X.            The Purchaser is acquiring the Collateral Certificate purchased by it for its own account or for a single account (each of which is an institutional accredited investor) as to which the Purchaser exercises sole investment discretion.

XI.           The Purchaser represents and warrants for the benefit of Target Receivables Corporation and the Trustee that such Purchaser is not (i) an employee benefit plan (as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) a Governmental Plan, as defined in section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the provisions of Section 406 of ERISA or Section 4975 of the Code, (iv) an entity whose underlying assets include plan assets by reason of a plan’s investment in the entity or (v) a Person investing “plan assets” of any such plan (including for purposes of clauses (iv) and (v) any insurance company general account, but excluding any entity registered under the Investment Company Act of 1940, as amended).

XII.         The Purchaser understands that any purported Transfer of any portion of the Collateral Certificate in contravention of the restrictions and conditions in paragraphs I through XI above (including any violation of the representation in paragraph V by an investor who continues to hold an interest in the Collateral Certificate occurring any time after the Transfer in which it acquired such Collateral Certificate) shall be null and void and the purported Purchaser shall not be recognized by the Trust or any other person as a Collateral Certificateholder for any purpose.

XIII.        The Purchaser further understands that, on any proposed reoffer, resale, pledge or other transfer of the Collateral Certificate, the Purchaser will be required to furnish to the Trustee and the Transfer Agent and Registrar, such certifications and other information as the Trustee or the Transfer Agent and Registrar may reasonably require to confirm that the proposed sale complies with the foregoing restrictions and with the restrictions and conditions of the Collateral Certificate and the Agreement pursuant to which the Collateral Certificate was issued and the Purchaser agrees that if the Purchaser determines to Transfer the Collateral Certificate, the Purchaser will cause its proposed Purchaser to provide the Transferor, the Servicer and the Trustee with a letter substantially in the form of this Transferee Representation Letter.  The Purchaser further understands that the Collateral Certificate purchased by it will bear a legend to the foregoing effect.

XIV.        The person signing this Transferee Representation Letter on behalf of the ultimate beneficial purchaser of the Collateral Certificate has been duly authorized by such beneficial purchaser of the Collateral Certificate to do so.

You are entitled to rely upon this Transferee Representation Letter and are irrevocably authorized to produce this Transferee Representation Letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Full Legal Name of Purchaser]

By:
Name:
Title:

Exhibit E

Adjustment Payment Schedule*

DISTRIBUTION DATE	ADJUSTMENT PERCENTAGE
June 2008	6.90%
July 2008	6.80%
August 2008	6.70%
September 2008	6.60%
October 2008	6.50%
November 2008	6.39%
December 2008	6.29%
January 2009	6.19%
February 2009	6.08%
March 2009	5.98%
April 2009	5.87%
May 2009	5.77%
June 2009	5.66%
July 2009	5.55%
August 2009	5.45%
September 2009	5.34%
October 2009	5.23%
November 2009	5.12%
December 2009	5.01%
January 2010	4.90%
February 2010	4.79%
March 2010	4.68%
April 2010	4.57%
May 2010	4.45%
June 2010	4.34%
July 2010	4.23%
August 2010	4.11%
September 2010	4.00%
October 2010	3.88%
November 2010	3.77%
December 2010	3.65%
January 2011	3.53%
February 2011	3.42%
March 2011	3.30%

* Intended to produce a yield to the Note Purchaser of LIBOR + 2.28%.

DISTRIBUTION DATE	ADJUSTMENT PERCENTAGE
April 2011	3.18%
May 2011	3.06%
June 2011	2.94%
July 2011	2.82%
August 2011	2.70%
September 2011	2.57%
October 2011	2.45%
November 2011	2.33%
December 2011	2.21%
January 2012	2.08%
February 2012	1.96%
March 2012	1.83%
April 2012	1.70%
May 2012	1.58%
June 2012	1.45%
July 2012	1.32%
August 2012	1.19%
September 2012	1.06%
October 2012	0.93%
November 2012	0.80%
December 2012	0.67%
January 2013	0.54%
February 2013	0.40%
March 2013	0.27%
April 2013	0.13%
May 2013 and thereafter	0.00%